As filed with the Securities and Exchange Commission on August 31, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________________
FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of
incorporation or organization)

75-2541756
(I.R.S. Employer
Identification No.)

545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062
(972) 444-4900
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
_______________________________
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062-3933
(972) 444-4900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________

Copy to:
Robert W. Dockery
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201
______________________________

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effecting upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☐ Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company
(Do not check if a smaller reporting company)
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Depositary Shares representing Preferred Stock (2)
Warrants (3)
TOTAL	(4)	(4)	(4)	(5)

(1)
The securities covered by this Registration Statement may be sold or otherwise distributed separately or together with any other securities covered by this Registration Statement. This Registration Statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as (i) shares of preferred stock distributable in accordance with, or upon the termination of, a deposit arrangement for depositary shares so offered, sold or distributed, (ii) shares of common stock issuable upon the exchange or conversion of shares of preferred stock or depositary shares so offered, sold or distributed that are exchangeable for, or convertible into, shares of common stock, and (iii) shares of common stock, shares of preferred stock or depositary shares issuable upon the exercise of warrants so offered, sold or distributed. This Registration Statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.

(3)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants or depositary share warrants.

(4)
Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(5)
In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee; provided, however, that pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement shall include $434,400,000 of unsold securities previously registered by the registrant on Registration No. 333-155316 (the “Prior Registration Statement”). In connection with the registration of such unsold securities on the Prior Registration Statement, the registrant paid filing fees of $17,072, which fees will continue to be applied to such unsold securities included in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

PROSPECTUS

FELCOR LODGING TRUST INCORPORATED

Common Stock, Preferred Stock,
Depositary Shares and Warrants

___________________________

Under this prospectus, we may offer, from time to time, in one or more series or classes the following securities:

•	shares of our common stock;

•	whole or fractional shares of our preferred stock;

•	depositary shares representing shares of our preferred stock; and

•	warrants exercisable for our common stock, preferred stock or depositary shares representing preferred stock.
We may offer these securities in amounts, at initial prices and on terms determined at the time of the offering. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
We will provide you with the specific terms of the offering in one or more supplements to this prospectus. In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be consistent with our charter or otherwise appropriate to preserve our status as a real estate investment trust for federal income tax purposes. See “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer.”
The applicable prospectus supplement also will contain information, where applicable, about United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
We may offer the securities directly to investors, through agents designated from time to time by them or us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement describing the method and terms of the offering of those securities.
Our common stock, $1.95 Series A Cumulative Convertible Preferred Stock and depositary shares representing shares of our 8% Series C Cumulative Redeemable Preferred Stock are listed on the New York Stock Exchange, or NYSE, under the symbols “FCH,” “FCHPRA” and “FCHPRC,” respectively. The last reported sales prices of our common stock, Series A preferred stock and depositary shares representing shares of our Series C preferred stock on the NYSE on August 29, 2011, were $2.75, $22.14 and $22.39, respectively, per share.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus for a discussion of certain factors you should consider before investing in these securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is August 31, 2011.

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This prospectus contains registered trademarks and service marks owned or licensed by companies other than us. In addition, this prospectus contains references to Hotel EBITDA, which is a non-GAAP financial measure.  A detailed reconciliation and further discussion of Hotel EBITDA is contained in the “Non-GAAP Financial Measures” section of Management's Discussion and Analysis of Financial Condition and Results of Operations in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference herein.
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ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares representing shares of preferred stock, or warrants entitling the holders to purchase common stock, preferred stock, or depositary shares in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Certain Documents By Reference.”

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus, as well as other written and oral statements made or incorporated by reference from time to time by us and our representatives in other reports, filings with the SEC, press releases, conferences, or otherwise, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking terminology, including, without limitation, “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “pro forma” or other variations of these terms, including their use in the negative, or by discussions of strategies, plans or intentions. A number of factors could cause actual results to differ materially from those anticipated by these forward-looking statements. Among these factors are:

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general economic conditions, including, among other things, unemployment, major bank failures and unsettled capital markets, sovereign debt uncertainty, the impact of the United States' military involvement in the Middle East and elsewhere, future acts of terrorism, the threat or outbreak of a pandemic disease affecting the travel industry, rising fuel costs and increased transportation security precautions;

•	our overall debt levels and our ability to refinance or obtain new financing and service debt;

•	our inability to retain earnings;

•	our liquidity and capital expenditures;

•	our ability to complete hotel dispositions at acceptable prices and to pursue our growth strategy and acquisition activities; and

•	competitive conditions in the lodging industry.
In addition, these forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Accordingly, while we believe that the plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these plans, intentions or expectations will be achieved. The forward-looking statements included in this prospectus, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, are expressly qualified in their entirety by the information contained in this prospectus, including “Risk Factors” and the documents incorporated by reference, which identify important factors that could cause these differences. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update any forward-looking statements to reflect future events or circumstances.

OUR COMPANY
Unless the context otherwise indicates, the words “we,” “our,” “ours,” “us” and the “Company” refer to FelCor Lodging Trust Incorporated, or FelCor, FelCor Lodging Limited Partnership, or FelCor LP, and their respective subsidiaries, collectively.
FelCor is a public lodging real estate investment trust, or REIT, that at June 30, 2011, had ownership interests in 78 hotels in continuing operations with approximately 22,000 rooms and three hotels designated as held for sale. All of its operations are conducted solely through FelCor LP or its subsidiaries. FelCor is the sole general partner and owner of a greater than 99% interest in FelCor LP.
Our business is conducted in one reportable segment: hospitality. During 2010, we derived 97% of our revenues from hotels located within the United States, with the balance derived from our Canadian hotels.
We are committed to delivering superior returns on invested capital by assembling a diversified portfolio of high-quality hotels located in major markets and resort locations that have dynamic demand generators and high barriers to entry. At the same time, we seek to improve cash flow and real estate value through disciplined portfolio management, unique asset management and smart allocation of capital.
In 2006, we developed a long-term strategic plan with an intense focus on portfolio management. As a result, our portfolio composition (e.g., segment, brand and location) continues to evolve radically through asset sales, acquisitions and capital investment. Today, our portfolio consists primarily of upper-upscale hotels and resorts located in more than 30 major markets. We remain focused on improving our portfolio quality, diversification, future growth rates and creating a sound and flexible balance sheet. In 2010, we acquired the Fairmont Copley Plaza in Boston and in May 2011 purchased two midtown Manhattan hotels, Royalton and Morgans. In 2010, we initiated a second phase of asset sales, in which we intend to sell our interests in as many as 35 hotels. We began marketing 14 hotels for sale during the fourth quarter of 2010 and sold six of those hotels by July 31, 2011 (including the three hotels designated as held for sale at June 30, 2011).
Of the 78 hotels in continuing operations at June 30, 2011, we owned a 100% interest in 60 hotels, a 90% interest in entities owning three hotels, an 82% interest in an entity owning one hotel, a 60% interest in an entity owning one hotel and a 50% interest in entities owning 13 hotels. We consolidate our real estate interests in the 65 hotels in which we held greater than 50% ownership interests and we record the real estate interests of the 13 hotels in which we held 50% ownership interests using the equity method. At June 30, 2011, 77 of our 78 hotels were leased to our operating lessees, and one 50%-owned hotel was operated without a lease. We held majority interests and had direct or indirect controlling interests in all our operating lessees. Because we own controlling interests in these lessees, we consolidated our interests in these hotels (which we refer to as our Consolidated Hotels) and reflect those hotels' operating revenues and expenses in our statement of operations.
At June 30, 2011, our Consolidated Hotels were located in the United States (75 hotels in 22 states) and Canada (two hotels in Ontario), with concentrations in major markets and resort areas. Our hotel portfolio consists primarily of upper-upscale hotels and resorts, which are flagged under brands such as Doubletree, Embassy Suites Hotels, Fairmont, Hilton, Marriott, Renaissance, Sheraton, Westin and Holiday Inn.
Our principal executive offices are located at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062, telephone number (972) 444-4900.

RISK FACTORS
Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SECURITIES DIVIDENDS

The following table represents the ratio of our earnings to fixed charges and preferred securities dividends for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Ratio of Earnings (loss) to Fixed Charges and Preferred Securities Dividends	(0.11)x (a)	0.65x (b)	(0.30)x (c)	0.10x (d)	0.51x (e)	0.94x (f)	0.68x (g)

(a)	For the six months ended June 30, 2011, earnings would have had to have been $98.2 million greater to have achieved a coverage ratio of 1:1.

(b)	For the six months ended June 30, 2010, earnings would have had to have been $31.8 million greater to have achieved a coverage ratio of 1:1.

(c)	For the year ended December 31, 2010, earnings would have had to have been $233.4 million greater to have achieved a coverage ratio of 1:1.

(d)	For the year ended December 31, 2009, earnings would have had to have been $126.0 million greater to have achieved a coverage ratio of 1:1.

(e)	For the year ended December 31, 2008, earnings would have had to have been $65.6 million greater to have achieved a coverage ratio of 1:1.

(f)	For the year ended December 31, 2007, earnings would have had to have been $8.4 million greater to have achieved a coverage ratio of 1:1.

(g)	For the year ended December 31, 2006, earnings would have had to have been $47.5 million greater to have achieved a coverage ratio of 1:1.

DESCRIPTION OF COMMON STOCK
The description of our common stock set forth below describes certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of shares of preferred stock or depositary shares representing shares of preferred stock or upon exercise of warrants issued by us. The following description of our common stock is a summary and is not intended to be complete. You also should review our charter and bylaws, copies of which are available from us upon request. See “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer.”
General
Under our charter, we have the authority to issue up to 200,000,000 shares of common stock, $0.01 par value per share. Under Maryland law, stockholders generally are not responsible for the corporation's debts or obligations. At June 30, 2011, we had outstanding 124,568,801 shares of common stock.
Terms
Subject to the preferential rights of any series of our preferred stock outstanding, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including in the election of directors. Our charter does not provide for cumulative voting in the election of directors. Except as otherwise required by law or provided in articles supplementary relating to preferred stock of any series, the holders of our common stock exclusively possess all voting power.
Subject to any preferential rights of any series of our preferred stock outstanding, the holders of our common stock are entitled to those dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefor and, upon liquidation, are entitled to receive, pro rata, all assets of FelCor available for distribution to holders of shares of common stock. All shares of common stock, when issued, will be fully paid and nonassessable and will have no preemptive rights. FelCor may, however, enter into contracts with certain stockholders to grant those holders preemptive rights.
Restrictions on Ownership and Transfer
The shares of our common stock are subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling FelCor to preserve its status as a REIT. For a description of these restrictions and the Maryland Anti-Takeover Statutes, see the discussions below under the captions “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer” and “Certain Charter, Bylaw and Statutory Provisions-Maryland Anti-Takeover Statutes.”
Exchange Listing
The common stock is listed on the NYSE under the symbol “FCH.”
Transfer Agent
The transfer agent and registrar for the common stock is American Stock Transfer Company, New York, New York.

DESCRIPTION OF PREFERRED STOCK
General
Under our charter, we have the authority to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, of which 12,880,475 shares designated as the $1.95 Series A Cumulative Convertible Preferred Stock and 67,980 shares designated as the 8% Series C Cumulative Redeemable Preferred Stock were outstanding as of June 30, 2011. Accordingly, up to 7,051,545 additional shares of preferred stock may be issued from time to time, in one or more classes or series, as authorized by our board of directors and without any further vote or action by the stockholders, subject to the rights of the holders of the outstanding $1.95 Series A Cumulative Convertible Preferred Stock and 8% Series C Cumulative Redeemable Preferred Stock. See “-Description of Series A Preferred Stock” and “-Description of Series C Preferred Stock and Depositary Shares.” Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to designate and issue, from time to time, one or more classes or series of preferred stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by our board of directors or duly authorized committee of our board of directors. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control or other transaction that holders of our common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of those shares of common stock.
Terms
The following description of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The following description of our preferred stock is a summary and is not intended to be complete. You also should review our charter (including any articles supplementary to the charter setting forth the particular terms of the preferred stock) and bylaws, copies of which are available from us upon request. See “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions” and “Where You Can Find More Information.”
The prospectus supplement relating to the class or series of preferred stock being offered by that prospectus supplement will describe the specific terms of those securities, including, without limitation:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock of another series, including the conversion price (or manner of calculation thereof) and conversion period;

•	any voting rights of the preferred stock;

•	a discussion of certain U.S. federal income tax considerations relevant to a holder of the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

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any limitations on the issuance of any class or series of preferred stock ranking senior to, or on a parity with, that class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of FelCor;

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in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of FelCor as a REIT; and

•	any other specific terms, preferences, rights, qualifications, limitations or restrictions applicable to the preferred stock.
Ranking
Unless otherwise specified in the prospectus supplement relating to a particular class or series of preferred stock, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of FelCor, rank:

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senior to all classes or series of our common stock, and to all equity securities ranking junior to that preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor;

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on a parity with all equity securities issued by FelCor, the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor; and

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junior to all equity securities issued by FelCor, the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of FelCor.

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Dividends
Unless otherwise specified in the prospectus supplement, the preferred stock will have the rights with respect to the payment of dividends set forth below.
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the preferred stock as to dividends, holders of shares of each class or series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of assets of FelCor legally available for the payment, cash dividends at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.
Dividends on any class or series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any class or series of the preferred stock for which dividends are non-cumulative, then the holders of that class or series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series of preferred stock are declared and paid on any future dividend payment date.
Unless otherwise specified in the applicable prospectus supplement, if any shares of any class or series of the preferred stock are outstanding, we generally may not declare, pay or set apart for payment full dividends on any of our capital stock of any other class or series ranking, as to dividends, on a parity with or junior to that class or series of preferred stock for any period, unless:

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that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, on that class or series of preferred stock for all past dividend periods and the then current dividend period; or

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that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, on that class or series of preferred stock.

When dividends are not paid in full (or a sum sufficient for the full payment thereof is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of that class or series of preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of that class or series and of each other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall, in all cases, bear to each other the same ratio that accrued dividends per share on the preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and the other classes or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of any class or series that may be in arrears.
Except as provided in the immediately preceding paragraph, unless:

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that class or series of preferred stock has a cumulative dividend, full cumulative dividends on that class or series of preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period, and

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that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, no dividends (other than in shares of common stock or other capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock or any other of our capital stock ranking junior to, or on a parity with, that class or series of preferred stock as to dividends or upon liquidation, dissolution or winding up of FelCor, nor shall any common stock or any other of our capital stock ranking junior to, or on a parity with, that class or series of preferred stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock) by us (except by conversion into, or exchange for, our other capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor, and except for a redemption or purchase or other acquisition of shares of our capital stock made for purposes of an employee benefit plan of FelCor or any subsidiary or for purposes of preserving our status as a REIT).
FelCor LP will issue to us Units in FelCor LP, the economic terms of which are substantially identical to the preferred stock. FelCor LP will be required to make all required distributions to us on the Units that mirror our payment of dividends on the preferred stock, including accrued and unpaid dividends upon redemption and the liquidation preference amount of the preferred stock. These distributions have priority over any distribution of cash or assets to the holders of the common partnership units of FelCor LP or to the holders of any other interests in FelCor LP, except for distributions required in connection with any of our other shares ranking senior to, or on a parity with, the preferred stock as to dividends or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.
The indentures under which our senior secured public notes are issued include covenants that restrict our ability to declare and pay dividends. In general, these indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. Currently, we are not subject to these limitations. If we were bound by these limitations, based upon our current estimates of taxable income for 2011, we would be unable to distribute the full amount of distributions accruing under our outstanding preferred stock.

Redemption
If so provided in the applicable prospectus supplement, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.
The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify:

•	the number of shares of preferred stock that we will redeem;

•	the dates on or the period during which we will redeem the shares; and

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the redemption price that we will pay per share, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption.

The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for any class or series of preferred stock is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of that preferred stock may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, unless:

•
that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock shall have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period; and

•
that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, no shares of any class or series of preferred stock shall be redeemed, unless all outstanding shares of that class or series of preferred stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of that class or series of preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of that class or series of preferred stock or made for the purpose of preserving our status as a REIT.
In addition, unless:

•
that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any class or series of preferred stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then current dividend period, and

•
that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of that class or series (except by conversion into, or exchange for, our capital stock ranking junior to that class or series of preferred stock as to dividends and upon liquidation, dissolution or winding up of FelCor); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series to preserve our status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, we will determine the number of shares to be redeemed and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of shares held (with adjustments to avoid redemption of fractional shares) or in any other equitable manner determined by us that will not result in a violation of the ownership limitations set forth in our charter.
Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on the stock transfer books. Each notice of redemption will state:

•	the redemption date;

•	the number of shares and class or series of the preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for shares of that preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder's conversion rights, if any, as to those shares shall terminate.
If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice of redemption also will specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set aside by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed to be outstanding and all rights of the holders of those shares of preferred stock will terminate, except the right to receive the redemption price.
Any shares of preferred stock that we redeem or repurchase will be retired and restored to the status of authorized, but unissued shares of preferred stock.
Liquidation Preference
Unless otherwise provided in this prospectus supplement, the preferred stock will have rights upon liquidation as set forth below.
Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of FelCor, then, before any distribution or payment shall be made to the holders of any common stock or any other capital stock of FelCor ranking junior to the preferred stock of any class or series in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, the holders of each class or series of preferred stock shall be entitled to receive, out of assets of FelCor legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement and articles supplementary, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of the remaining assets of FelCor. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of FelCor are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other capital stock of FelCor ranking on a parity with the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of FelCor, then the holders of the preferred stock and all of the other capital stock shall share ratably in any distribution of assets, in direct proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
After liquidating distributions have been made in full to all holders of shares of preferred stock, the remaining assets of FelCor will be distributed among the holders of any other shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up of FelCor, according to their respective rights and preferences and, in each case, according to their respective number of shares. For these purposes, the consolidation or merger of FelCor with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of FelCor, shall not be deemed to constitute a liquidation, dissolution or winding up of FelCor.
Voting Rights
Holders of our preferred stock generally will not have any voting rights, except as from time to time required by law or as expressly provided in the articles supplementary for any class or series of preferred stock and described in the applicable prospectus supplement.
Conversion Rights
The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock or preferred stock of another series will be set forth in the applicable prospectus supplement relating thereto. Those terms will include the number of shares of common stock or preferred stock of another series into which shares of that class or series of preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of those shares of preferred stock.
Restrictions on Ownership and Transfer
Shares of our preferred stock, including the $1.95 Series A Cumulative Convertible Preferred Stock and the 8% Series C Cumulative Redeemable Preferred Stock, are subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer.”
Transfer Agent
The transfer agent and registrar for a particular class or series of preferred stock will be set forth in the applicable prospectus supplement.
Description of Series A Preferred Stock
The following is a summary of the material terms and provisions of our $1.95 Series A Cumulative Convertible Preferred Stock, or the Series A preferred stock. This summary is not intended to be complete. Accordingly, you also should review the terms and provisions of our charter (including the articles supplementary to the charter setting forth the particular terms of the Series A preferred stock), and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”
General
In April 1996, our board of directors adopted articles supplementary that classified and created a series of preferred stock originally consisting of 6,900,000 shares, which was subsequently reduced to 6,050,000 shares, designated $1.95 Series A Cumulative Convertible Preferred Stock. In March and August 2004, our board of directors adopted articles supplementary that classified an additional 4,600,000 shares and 2,300,000 shares, respectively, of Series A preferred stock thereby increasing the aggregate number of authorized shares of the Series A preferred stock to 12,950,000. As of June 30, 2011, we had 12,880,475 shares of Series A preferred stock outstanding.
The outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable. The holders of the Series A preferred stock have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into, or carrying rights or options to purchase, any shares of our capital stock. The shares of Series A preferred stock are not subject to any sinking fund or other obligation of us to redeem or retire the Series A preferred stock. Unless converted or redeemed by us into common stock, the Series A preferred stock will have a perpetual term, with no maturity.

Ranking
The Series A preferred stock ranks pari passu with our outstanding Series C preferred stock (as described below), and senior to our common stock, with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.
While any shares of Series A preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series A preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A preferred stock (voting as one class with any other class or series of parity stock). We, however, may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking junior to, or on a parity with, the Series A preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up without the consent of any holder of Series A preferred stock.
Dividends
Holders of shares of Series A preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cash dividends for the corresponding period in an amount per share equal to the greater of $0.4875 per quarter (equivalent to $1.95 per annum) or the cash distributions declared or paid for the corresponding period (determined as of the record date for each of the respective quarterly dividend payment dates referred to below) on the number of shares of common stock, or portion thereof, into which a share of Series A preferred stock is then convertible. Dividends on the Series A preferred stock are payable quarterly in arrears on the last calendar day of January, April, July and October of each year. Each dividend is payable in arrears to holders of record as they appear on our stock records at the close of business on the record dates that are fixed by our board of directors so long as those dates do not exceed 60 days preceding the payment dates. Dividends are cumulative, whether or not in any dividend period there are funds legally available for the payment of the dividends and whether or not the dividends are authorized. Accumulations of dividends on the shares of Series A preferred stock do not bear interest. Dividends payable on the Series A preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months.
Except as provided in the next sentence, no dividend will be declared or paid, or set apart for payment, on any parity stock unless full cumulative dividends have been, or contemporaneously are, declared and paid, or set apart for payment, on the Series A preferred stock for all prior dividend periods and the then current dividend period. If accrued dividends on the Series A preferred stock and any parity stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series A preferred stock and any parity stock for any dividend period will be declared ratably in proportion to accrued and unpaid dividends on the Series A preferred stock and any parity stock.
Unless full cumulative dividends then required to be paid on the Series A preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or set apart for payment, we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or redeem, purchase or otherwise acquire for consideration any junior stock, subject to certain exceptions as described in our charter. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our stock, without regard to rank, for the purpose of preserving our status as a REIT.
As used for these purposes,

•
the term “dividend” does not include dividends or distributions payable solely in shares of junior stock on junior stock, or in options, warrants or rights to holders of junior stock to subscribe for or purchase any junior stock;

•
the term “junior stock” means the common stock, and any other class or series of our stock now or hereafter issued and outstanding that ranks junior to the Series A preferred stock as to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor; and

•
the term “parity stock” means any other class or series of our stock now or hereafter issued and outstanding (including the Series C preferred stock) that ranks equally with the Series A preferred stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding up of FelCor.

 FelCor LP issued to us Series A preferred units in FelCor LP, the economic terms of which are substantially identical to the Series A preferred stock. FelCor LP is required to make all required distributions to us on the Series A preferred units that mirror our payment of dividends on the Series A preferred stock, including accrued and unpaid dividends upon redemption and the liquidation preference amount of the Series A preferred stock. These distributions have priority over any distribution of cash or assets to the holders of the common partnership units of FelCor LP or to the holders of any other interests in FelCor LP, except for distributions required in connection with any of our other shares ranking senior to, or on a parity with, the Series A preferred stock as to dividends or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.

The indentures under which our senior secured notes are issued include covenants that restrict our ability to declare and pay dividends. In general, the indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. We are currently above the minimum thresholds set forth in the indentures for which discretionary cash distributions are permitted, and as a result, we are currently distributing the full amount of current dividends accruing under our outstanding preferred stock.
Optional Redemption
Shares of Series A preferred stock are redeemable, in whole or in part, at our option, for either:

•
the number of shares of common stock that are issuable at a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock, subject to adjustment in certain circumstances; or

•
cash in an amount per share equal to the aggregate market value (determined as of the date of the notice of redemption) of such number of shares of common stock that are issuable at a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock, subject to adjustment in certain circumstances.

We may not exercise this redemption option, however, unless for 20 trading days within any period of 30 consecutive trading days, including the last trading day of that period, the closing price of the common stock on the NYSE equals or exceeds the conversion price per share, currently $32.25, subject to adjustment in certain circumstances. In order to exercise our redemption option, we must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have been met.
Notice of redemption will be given by mail or by publication in The Wall Street Journal or The New York Times or, if neither is then being published, in any other daily newspaper of national circulation (with subsequent prompt notice by mail) to the holders of the Series A preferred stock not more than four business days after we issue the press release. No failure to give notice or any defect therein or in the mailing thereof will affect the sufficiency of the notice or the validity of the proceedings for the redemption of any Series A preferred stock, except as to the holder to whom notice was defective or not given. The redemption date will be a date selected by us not less than 30 nor more than 60 days after the date on which we issue the press release announcing our intention to redeem the Series A preferred stock. If fewer than all of the shares of Series A preferred stock are to be redeemed, the shares shall be selected by lot or pro rata or in some other equitable manner determined by us.
On the redemption date, we must pay on each share of Series A preferred stock to be redeemed any accrued and unpaid dividends, in arrears, for any full dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Series A preferred stock at the close of business on that record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date, notwithstanding the redemption of their shares prior to the dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any shares of Series A preferred stock called for redemption or on the shares of common stock issuable upon that redemption.

Unless full cumulative dividends then required to be paid on the Series A preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, the Series A preferred stock may not be redeemed in whole or in part, and we may not, except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any shares of Series A preferred stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series A preferred stock. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our stock, without regard to rank, for the purpose of preserving our status as a REIT.
On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient number of shares of common stock or a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series A preferred stock called for redemption, those shares shall no longer be deemed to be outstanding and all rights of the holders of those shares of Series A preferred stock shall cease, except for the right to receive the shares of common stock or any cash payable upon redemption, without interest from the date of redemption, and except that, in the case of a redemption date after a dividend payment record date and prior to the related dividend payment date, holders of Series A preferred stock on the dividend payment record date will be entitled on the dividend payment date to receive the dividend payable on those shares. At the close of business on the redemption date, each holder of Series A preferred stock (unless we default in the delivery of the shares of common stock or cash) will be, without any further action, deemed a holder of the number of shares of common stock for which the Series A preferred stock is redeemable, or be entitled to receive the cash amount applicable to those shares.
Fractional shares of common stock will not be issued upon redemption of the Series A preferred stock, but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the day prior to the redemption date.
Liquidation Preference
The holders of shares of Series A preferred stock are entitled to receive, in the event of any liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, a liquidation preference (the “Series A Liquidation Preference”) of $25 per share of Series A preferred stock, plus an amount per share of Series A preferred stock equal to all accrued and unpaid dividends, whether or not earned or declared, to the date of final distribution to such holders and will not be entitled to any other payment.
Until the holders of the Series A preferred stock have been paid the Series A Liquidation Preference in full, no payment will be made to any holder of junior stock upon the liquidation, dissolution or winding up of FelCor. If, upon any liquidation, dissolution or winding up of FelCor, the assets of FelCor or proceeds thereof distributable among the holders of the shares of Series A preferred stock and any parity stock are insufficient to pay in full the Series A Liquidation Preference and the liquidation preference applicable to any parity stock, then those assets will be distributed among the holders of shares of Series A preferred stock and any parity stock, ratably, in accordance with the respective amounts that would be payable on those shares if all amounts payable on those shares were to be paid in full. Neither a consolidation or merger of us with another corporation, a statutory share exchange by us, nor a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of us.
Voting Rights
If six quarterly dividends, whether or not consecutive, payable on the Series A preferred stock, or any parity stock, are in arrears, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two, and the holders of shares of Series A preferred stock and any other parity stock, voting together as a single class, which are referred to as the voting preferred shares, will have the right to elect two additional directors to serve on our board of directors. This voting right will be applicable to any annual meeting or special meeting of stockholders, or a properly called special meeting of the holders of the voting preferred shares, until all the delinquent dividends on the voting preferred shares have been paid and dividends for the then current dividend period have been paid or declared and set aside for payment.

The approval of two-thirds of the outstanding shares of Series A preferred stock and any parity stock similarly affected, voting together as a single class, is required in order to:

•	amend our charter to affect materially and adversely the rights, preferences or voting power of the holders of the Series A preferred stock and the parity stock; or

•
amend our charter to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to the Series A preferred stock with respect to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor.

We may, however, increase the authorized number of shares of preferred stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series A preferred stock.
Except as required by law, the holders of Series A preferred stock will not be entitled to vote on any merger or consolidation involving us or a sale, lease or transfer of all or substantially all of our assets. See “Conversion Price Adjustments” below.
Conversion Rights
Shares of Series A preferred stock are convertible, in whole or in part, at any time, at the option of the holders, into a number of shares of common stock obtained by dividing the aggregate liquidation preference (equal to $25.00 per share of Series A preferred stock), excluding any accrued but unpaid dividends, by a conversion price of $32.25 per share of common stock (equivalent to a conversion rate of 0.7752 shares of common stock for each share of Series A preferred stock), subject to adjustment as described below (“Conversion Price Adjustments”). The right to convert shares of Series A preferred stock called for redemption will terminate at the close of business on the redemption date. For information as to notices of redemption, see “Optional Redemption” above.
Conversion of shares of Series A preferred stock, or a specified portion thereof, may be effected by delivering a certificate or certificates evidencing these shares, together with written notice of conversion and a proper assignment of the certificate or certificates to us or in blank, to the office or agency to be maintained by us for that purpose. That office is currently the principal corporate trust office of American Stock Transfer Company located in New York, New York.
Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A preferred stock shall have been surrendered and notice shall have been received by us as aforesaid (and if applicable, payment of an amount equal to the dividend payable on those shares shall have been received by us as described below), and the conversion shall be at the conversion price in effect at that time and date.
Holders of shares of Series A preferred stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on those shares on the corresponding dividend payment date, notwithstanding the conversion of those shares following the dividend payment record date and prior to the dividend payment date. Shares of Series A preferred stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding dividend payment date (except shares converted after the issuance by us of a notice of redemption providing for a redemption date during that period, which shares will be entitled to the dividend), however, must be accompanied by payment of an amount equal to the dividend payable on those shares on the dividend payment date. A holder of shares of Series A preferred stock on a dividend payment record date who (or whose transferee) tenders any shares for conversion into shares of common stock on a dividend payment date will receive the dividend payable by us on those shares of Series A preferred stock on that date, and the converting holder need not include payment of the amount of the dividend upon surrender of shares of Series A preferred stock for conversion. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of common stock issued upon conversion.
Fractional shares of common stock will not be issued upon conversion, but, in lieu thereof, we will pay a cash adjustment based on the current market price of the common stock on the day prior to the conversion date.

 Conversion Price Adjustments
 The conversion price is subject to adjustment upon certain events, including:

•	dividends (and other distributions) payable in shares of our common stock;

•
the issuance to all holders of our common stock of certain rights, options or warrants entitling them to subscribe for or purchase common stock at a price per share less than the fair market value per share of common stock;

•	subdivisions, combinations and reclassifications of our common stock; and

•
distributions to all holders of our common stock of shares of capital stock (other than common stock) or evidences of our indebtedness or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to above for which an adjustment previously has been made and excluding permitted common stock cash distributions, as described below).

As used for these purposes, “permitted common stock cash distributions” means cash dividends and distributions paid with respect to the common stock after December 31, 1995, not in excess of the sum of our cumulative undistributed net earnings at December 31, 1995, plus the cumulative amount of funds from operations, as determined by our board of directors on a basis consistent with our financial reporting practices, after December 31, 1995, minus the cumulative amount of dividends accrued or paid on the Series A preferred stock or any other class of preferred stock after January 1, 1996.
In addition to the foregoing adjustments, we will be permitted to make such reductions in the conversion price as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common stock, or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.
In case we shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the shares of common stock or sale of all or substantially all of our assets), in each case as a result of which shares of common stock will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A preferred stock, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares, or fraction thereof, of common stock into which one share of Series A preferred stock was convertible immediately prior to such transaction (assuming that a holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). We may not become a party to any of these transactions unless the terms thereof are consistent with the foregoing.
No adjustment of the conversion price will be required to be made in any case until cumulative adjustments amount to one percent or more of the conversion price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.
Exchange Listing
The Series A preferred stock is listed on the NYSE under the symbol “FCHPRA.”
Transfer Agent
The transfer agent and registrar for the Series A preferred stock is American Stock Transfer Company, New York, New York.
Description of Series C Preferred Stock and Depositary Shares
The following is a summary of the material terms and provisions of our 8% Series C Cumulative Redeemable Preferred Stock, or the Series C preferred stock. This summary is not intended to be complete. Accordingly, you also should review the terms and provisions of our charter (including the articles supplementary to the charter setting forth the particular terms of the Series C preferred stock), and bylaws, copies of which are available from us upon request. See “Where You Can Find More Information.”

General
In March 2005, our board of directors adopted articles supplementary that classified and created a series of preferred stock consisting of 54,000 shares, designated 8% Series C Cumulative Redeemable Preferred Stock. In August 2005, our board of directors adopted articles supplementary that classified an additional 13,980 shares of Series C preferred stock thereby increasing the aggregate number of authorized shares of the Series C preferred stock to 67,980. At June 30, 2011, we had outstanding 67,980 shares of Series C preferred stock represented by 6,798,000 depositary shares.

The outstanding shares of Series C preferred stock are validly issued, fully paid and nonassessable. The holders of the Series C preferred stock have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into, or carrying rights or options to purchase, any shares of our capital stock. The shares of Series C preferred stock are not subject to any sinking fund or other obligation of us to redeem or retire the Series C preferred stock. Unless converted or redeemed by us into common stock, the Series C preferred stock will have a perpetual term, with no maturity.

Each depositary share represents a 1/100 fractional interest in a share of Series C preferred stock. The shares of Series C preferred stock are deposited with American Stock Transfer Company, or the Series C Preferred Stock Depositary, under a Deposit Agreement, or the Depositary Agreement, among FelCor, the Series C Preferred Stock Depositary and the holders from time to time of the depositary receipts issued by the Series C Preferred Stock Depositary under the Depositary Agreement. The depositary receipts evidence the depositary shares. Subject to the terms of the Depositary Agreement, each holder of a depositary receipt evidencing a depositary share is entitled to all the rights and preferences of a 1/100 fractional interest in a share of Series C preferred stock (including dividend, voting, redemption and liquidation rights and preferences).
Ranking
The Series C preferred stock ranks pari passu with our outstanding Series A preferred stock (as described above) and senior to our common stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up.
While any shares of Series C preferred stock are outstanding, we may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to the Series C preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding shares of Series C preferred stock. We, however, may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of preferred stock ranking junior to, or on a parity with, the Series C preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of Series C preferred stock.
Dividends
Holders of the Series C preferred stock are entitled to receive, when, as and if declared by our board of directors, out of funds legally available for payment, cash distributions declared or paid for the corresponding period payable at the rate of 8% of the liquidation preference per year (equivalent to $2.00 per year per depositary share). Dividends on the Series C preferred stock are payable quarterly in arrears on the last calendar day of January, April, July and October (or, if not a business day, on the next succeeding business day) of each year (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by our board of directors). Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record dates, not exceeding 60 days preceding the payment dates thereof, as shall be fixed by our board of directors. Dividends will be cumulative, whether or not in any dividend period or periods FelCor shall have funds legally available for the payment of dividends and whether or not such dividends are authorized. Accumulations of dividends on the Series C preferred stock do not bear interest. Dividends payable on the Series C preferred stock are computed on the basis of a 360-day year consisting of twelve 30-day months.

Except as provided in the next sentence, no dividend will be declared or paid, or set apart for payment, on any parity stock unless full cumulative dividends have been, or contemporaneously are, declared and paid, or set apart for payment, on the Series C preferred stock for all prior dividend periods and the then current dividend period. If accrued dividends on the Series C preferred stock and any parity stock for all prior dividend periods have not been paid in full, then any dividend declared on the Series C preferred stock and any parity stock for any dividend period will be declared ratably in proportion to accrued and unpaid dividends on the Series C preferred stock and any parity stock.
Unless full cumulative dividends then required to be paid on the Series C preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, we will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or, except as set forth in the following sentence, redeem, purchase or otherwise acquire for consideration any junior stock (subject to certain exceptions as described in our charter), through a sinking fund or otherwise. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our stock, without regard to rank, for the purpose of preserving our status as a REIT.
As used for these purposes,

•
the term “dividend” does not include dividends or distributions payable solely in shares of junior stock on junior stock, or in options, warrants or rights to holders of junior stock to subscribe for or purchase any junior stock;

•
the term “junior stock” means the common stock, and any other class or series of our capital stock now or hereafter issued and outstanding that ranks junior to the Series C preferred stock as to the payment of dividends or amounts upon the liquidation, dissolution or winding up of FelCor; and

•
the term “parity stock” means any other class or series of our capital stock now or hereafter issued and outstanding (including the Series A preferred stock) that ranks equally with the Series C preferred stock as to the payment of dividends and amounts upon the liquidation, dissolution or winding up of FelCor.

FelCor LP issued to us Series E preferred units in FelCor LP, the economic terms of which are substantially identical to the Series C preferred stock. FelCor LP is required to make all required distributions on the Series E preferred units (which will mirror the payments of dividends, including accrued and unpaid dividends upon redemption, and of the liquidation preference amount of the Series C preferred stock) prior to any distribution of cash or assets to the holders of the common units or to the holders of any other interests in FelCor LP, except for any other series of preference units ranking on a parity with the Series E preferred units as to distributions or liquidation rights and except for distributions required to enable us to maintain our qualification as a REIT.
The indentures under which our senior secured notes are issued include covenants that restrict our ability to declare and pay dividends. In general, the indentures contain exceptions to the limitations to allow FelCor LP to make distributions necessary to allow us to maintain our status as a REIT. We are currently above the minimum thresholds set forth in the indentures for which discretionary cash distributions are permitted, and as a result, we are currently distributing the full amount of current distributions accruing under our outstanding preferred stock.
Optional Redemption
At our option, upon not less than 30 nor more than 60 days prior written notice, we may redeem the Series C preferred stock (and the Series C Preferred Stock Depositary will redeem a number of depositary shares representing the shares of Series C preferred stock so redeemed upon not less than 30 days prior written notice to the holders thereof), in whole or in part, at any time or from time to time, at a redemption price of $2,500 per share (equivalent to $25 per depositary share), plus all accrued and unpaid distributions thereon, if any, to the date fixed for redemption without interest, to the extent we have funds legally available therefor. The redemption price of the Series C preferred stock may be paid from any source. Holders of depositary receipts evidencing depositary shares to be redeemed shall surrender such depositary receipts at the place designated in the notice and shall be entitled to the redemption price and any accrued and unpaid distributions payable upon redemption following the surrender. If notice of redemption of any depositary shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of any depositary shares so called for redemption, then from and after the redemption date, distributions will cease to accrue on those depositary shares, those depositary shares will no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price. If fewer than all of the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.
Notice of redemption will be given by mail or by publication (with subsequent prompt notice by mail) in The Wall Street Journal or The New York Times or, if neither is then being published, in any other daily newspaper of national circulation, to the holders of the Series C preferred stock not less than 30 days nor more than 60 days prior to the redemption date. A similar notice furnished by us will be mailed by the Series C Preferred Stock Depositary, by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the depositary receipts evidencing the depositary shares to be redeemed at their respective addresses as they appear on the share transfer records of the Series C Preferred Stock Depositary. No failure to give notice or any defect therein or in the mailing thereof will affect the sufficiency of the notice or the validity of the proceedings for the redemption of any shares of Series C preferred stock or depositary shares, except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series C preferred stock to be redeemed (and the corresponding number of depositary shares) from that holder;

•	the place or places where the depositary receipts evidencing the depositary shares are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

Unless full cumulative dividends then required to be paid on the Series C preferred stock and any parity stock have been, or contemporaneously are, declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, the Series C preferred stock may not be redeemed in part and we may not, except as set forth in the following sentence, purchase or otherwise acquire for value any shares of Series C preferred stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C preferred stock. Notwithstanding the foregoing limitations, we may, at any time, acquire shares of our shares of stock, without regard to rank, for the purpose of preserving our status as a REIT.
Liquidation Preference
The holders of shares of Series C preferred stock are entitled to receive in the event of the liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, a liquidation preference (the “Series C Liquidation Preference”) $2,500 per share of Series C preferred stock (equivalent to $25 per depositary share), plus an amount per share of Series C preferred stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders and shall not be entitled to any further payment.
Until the holders of the Series C preferred stock have been paid the Series C Liquidation Preference in full, no payment will be made to any holder of junior stock upon the liquidation, dissolution or winding up of FelCor. If, upon the liquidation, dissolution or winding up of FelCor, the assets of FelCor, or proceeds thereof, distributable among the holders of the shares of Series C preferred stock and any parity stock are insufficient to pay in full the Series C Liquidation Preference and the liquidation preference applicable with respect to any parity stock, then such assets, or the proceeds thereof, will be distributed among the holders of shares of Series C preferred stock and any parity stock, ratably, in accordance with the respective amounts that would be payable on the shares of Series C preferred stock and any parity stock if all amounts payable thereon were to be paid in full. Neither a consolidation or merger of us with another corporation, a statutory share exchange by us, nor a sale, lease or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of us.

Voting Rights
In any matter in which the Series C preferred stock is entitled to vote (as expressly described herein or as may be required by law), including any action by written consent, each share of Series C preferred stock shall be entitled to 100 votes, each of which 100 votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each share of Series C preferred stock, the holder thereof may designate up to 100 proxies, with each such proxy having the right to vote a whole number of votes (totaling 100 votes per share of Series C preferred stock). As a result, each depositary share will be entitled to one vote.
If six quarterly dividends (whether or not consecutive) payable on the Series C preferred stock or any parity stock are in arrears, whether or not earned or declared, the number of directors then constituting our board of directors will be increased by two and the holders of the depositary shares representing the Series C preferred stock and any other parity stock, voting together as a single class, identified as voting preferred shares, will have the right to elect two additional directors to serve on our board of directors at an annual meeting of stockholders or a special meeting held in place thereof, or at a special meeting of the holders of the voting preferred shares, until all delinquent dividends on the voting preferred shares have been paid and dividends for the then current dividend period have been paid or declared and set aside for payment.
 The approval of two-thirds of the outstanding depositary shares representing the Series C preferred stock and any parity stock similarly affected, voting together as a single class, is required in order to:

•
amend our charter, whether by way of merger, consolidation or otherwise, to affect materially and adversely the rights, preferences or voting power of the holders of the Series C preferred stock and any parity stock,

•
enter into a share exchange that affects the Series C preferred stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case, each share of Series C preferred stock remains outstanding without a material and adverse change to its terms and rights or is converted into, or exchanged for, a share of preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption identical to those of a share of Series C preferred stock (except for changes that do not materially and adversely affect the holders of the Series C preferred stock); or

•
amend our charter to authorize, reclassify, create or increase the authorized amount of any class of stock having rights senior to the Series C preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of FelCor.

We may, however, increase the authorized number of shares of preferred stock and may create additional classes of parity stock and junior stock, increase the authorized number of shares of parity stock and junior stock and issue additional series of parity stock and junior stock, all without the consent of any holder of Series C preferred stock.
Conversion Rights
Shares of Series C preferred stock are not convertible into, or exchangeable for, any other property or securities of us.
Exchange Listing
The depositary shares representing the Series C preferred stock are listed on the NYSE under the symbol “FCHPRC.”
Transfer Agent
The transfer agent and registrar for the depositary shares representing the Series C preferred stock is American Stock Transfer Company, New York, New York.

DESCRIPTION OF DEPOSITARY SHARES

General
We may issue receipts to evidence depositary shares, each of which depositary share will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement (each, a “deposit agreement”) among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.
In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock that has been converted into, or exchanged for, other securities before the record date for such distribution.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), subject to the terms of the deposit agreement, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. We do not expect that there will be any public trading market for preferred stock (other than Series A preferred stock) withdrawn from the preferred stock depositary.

Redemption
Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that preserves our status as a REIT.
From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of FelCor, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Voting Rights
Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder's depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.
Conversion Rights
The depositary shares, as such, are not convertible into our common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other shares of our preferred stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted.

No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares that represent the preferred stock and any provision of the deposit agreement may, at any time, be amended by agreement between us and the preferred stock depositary. Any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock, however, will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred stock depositary if such termination is necessary to preserve our status as a REIT or a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares thereunder shall have been redeemed;

•
there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock; or

•	each share of the related preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Stock Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will, however, pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed that are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

Miscellaneous
The preferred stock depositary will forward to holders of depositary receipts any reports and communications that we send to the preferred stock depositary with respect to the related preferred stock.
Neither the preferred stock depositary nor FelCor will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of FelCor and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and FelCor and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. The preferred stock depositary and we may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.
Restrictions on Ownership
Depositary shares, including the depositary shares representing our Series C preferred stock, are, or will be, subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions, see “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer.”
Description of Depositary Shares Representing Series C Preferred Stock
As of June 30, 2011, we had 6,798,000 depositary shares representing 67,980 shares of Series C preferred stock outstanding. For a description of these depositary shares and the Series C preferred stock, see “Description Of Preferred Stock-Description of Series C Preferred Stock and Depositary Shares.”

DESCRIPTION OF WARRANTS

The following description of warrants does not purport to be complete and is qualified in its entirety by reference to the description of a particular series of warrants contained in an applicable prospectus supplement. For information relating to common stock, preferred stock and depositary shares representing preferred stock see “Description of Common Stock,” “Description of Preferred Stock,” and 'Description of Depositary Shares,” respectively.
We may offer by means of this prospectus warrants for the purchase of our preferred stock, depositary shares representing preferred stock or common stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement (each, a “warrant agreement”) to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
The warrants will be subject to certain restrictions upon their ownership and transfer, which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of these restrictions see “Certain Charter, Bylaw and Statutory Provisions-Charter and Bylaw Provisions-Restrictions on Ownership and Transfer.”
As of June 30, 2011 we had no warrants outstanding.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement or free writing prospectus. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.
Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders' consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or free writing prospectus, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement or free writing prospectus for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•
The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•
Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement or free writing prospectus may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement or free writing prospectus. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN CHARTER, BYLAW, AND STATUTORY PROVISIONS
Charter and Bylaw Provisions
Restrictions on Ownership and Transfer
For us to qualify as a REIT under U.S. federal income tax laws, we must meet certain requirements concerning the ownership of our outstanding stock. Specifically, not more than 50% in value of our outstanding stock may be owned, actually and constructively under the applicable attribution provisions of U.S. federal income tax laws, by five or fewer individuals (as defined to include certain entities) during the last half of a taxable year, or the 5/50 Rule, and we must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. See “Certain U.S. Federal Income Tax Considerations-Requirements for Qualification.” For the purpose of preserving our REIT qualification, our charter contains certain provisions that restrict the ownership and transfer of our stock under certain circumstances, or the Ownership Limitation Provisions.

The Ownership Limitation Provisions provide that, subject to certain exceptions specified in our charter, no person may own, or be deemed to own by virtue of the applicable attribution provisions of the Code, more than 9.9% of the outstanding shares of any class of our stock, or the Ownership Limit. Our board of directors may, but in no event will be required to, waive the Ownership Limit if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, the board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status. The board of directors has waived the Ownership Limit, subject to certain conditions, for certain parties. In determining that it is appropriate to provide such waivers of the Ownership Limit, the board of directors has consulted with counsel, has obtained, or will obtain, appropriate undertakings or representations and has imposed, or will impose, appropriate conditions with respect to such waivers to assure that the 5/50 Rule will not be violated. The Ownership Limitation Provisions will not apply if the board of directors and the holders of 66 2/3% of the outstanding shares of stock entitled to vote on such matter determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Any purported transfer of our stock, and any other event that would otherwise result in any person or entity violating the Ownership Limit, will be void and of no force or effect as to that number of shares in excess of the Ownership Limit, and the purported transferee, or Prohibited Transferee, shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity, or Prohibited Owner, holding record title to any such shares in excess of the Ownership Limit, or the Excess Shares, shall cease to own any right or interest) in the Excess Shares. In addition, if any purported transfer of our stock or any other event otherwise would cause us to become “closely held” under the Code or otherwise fail to qualify as a REIT under the Code (other than as a result of a violation of the requirement that a REIT have at least 100 stockholders) then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such Excess Shares. Also, if any purported transfer of our capital stock or any other event would otherwise cause us to violate the 5/50 Rule or to own, or be deemed to own by virtue of the applicable attribution provisions of the Code, 10% or more of the ownership interests in any entity that leases any hotels or in any sublessee, other than a TRS, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the number that could have been transferred without such result, and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a transfer, the Prohibited Owner shall cease to own any right or interest) in such Excess Shares.
Any such Excess Shares will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us, or the Beneficiary. The trustee of the trust, who shall be designated by us and be unaffiliated with us and any Prohibited Owner, will be empowered to sell such Excess Shares to a qualified person or entity and distribute to a Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such Excess Shares or the sales proceeds received by the trust for such Excess Shares. In the case of any Excess Shares resulting from any event other than a transfer, or from a transfer for no consideration, the trustee will be empowered to sell such Excess Shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such Excess Shares on the date of such event or the sales proceeds received by the trust for such Excess Shares. Prior to a sale of any such aggregate fractional shares by the trust, the trustee will be entitled to receive, in trust for the benefit of the Beneficiary, all dividends and other distributions paid by us with respect to such Excess Shares, and also will be entitled to exercise all voting rights with respect to the Excess Shares.

Any purported transfer of our stock that would otherwise cause us to be beneficially owned by fewer than 100 persons will be null and void in its entirety, and the intended transferee will acquire no rights in such stock.
All certificates representing shares of stock will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such lower percentage as may be required under U.S. federal income tax laws) of the outstanding shares of our stock must file a written notice with us containing the information specified in our charter no later than January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership on our status as a REIT and to ensure compliance with the Ownership Limit.
The Ownership Limitation Provisions may have the effect of precluding an acquisition of control of us without approval of our board of directors.
Staggered Board of Directors
Our charter provides that our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors and with the classes serving staggered three-year terms. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. We believe, however, that the longer time required to elect a majority of our board of directors will help to ensure continuity and stability of our management and policies.
The classification provisions could also have the effect of discouraging a third party from accumulating large blocks of our stock or attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. Accordingly, stockholders could be deprived of certain opportunities to sell their securities at a higher price than might otherwise be the case.
Number of Directors; Removal; Filling Vacancies
Our charter and bylaws provide that, subject to any rights of holders of shares of preferred stock to elect additional directors under specified circumstances, the number of directors will consist of not less than three nor more than nine persons, subject to increase or decrease by the affirmative vote of 80% of the members of the entire board of directors, provided, however, that in no event shall the number of directors be less than the minimum required by the Maryland General Corporation Law. At all times a majority of the directors shall be Independent Directors, as defined by our charter, except that upon the death, removal or resignation of an Independent Director, such requirement shall not be applicable for 60 days. As of June 30, 2011, in accordance with our bylaws, the number of directors was fixed at ten directors elected by our common stockholders, eight of whom are Independent Directors. In addition, because six quarterly dividends payable on the Series A and Series C preferred stock were in arrears, the number of directors constituting our board of directors was increased by two and the holders of the Series A preferred stock and the depositary shares representing the Series C preferred stock, voting together as a single class, elected two additional directors to serve on our board of directors, both of whom are Independent Directors. Such additional directors shall serve until all delinquent dividends on the voting preferred shares have been paid and dividends thereon for the current quarterly dividend period have been paid or declared and set aside for payment, at which time the right of the holders of voting preferred shares to elect such additional directors shall cease and the number of members of our board of directors shall be automatically reduced accordingly. The holders of shares of common stock shall be entitled to vote on the election or removal of directors, other than those elected by the preferred stockholders, with each share entitled to one vote. Our charter provides that, subject to any rights of holders of shares of preferred stock, any vacancies may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Any director so elected may qualify as an Independent Director only if he has received the affirmative vote of at least a majority of the remaining Independent Directors, if any. Accordingly, our board of directors could temporarily prevent any holder of shares of common stock from enlarging our board of directors and filling the new directorships with such stockholder's own nominees. In accordance with Maryland law, any director so elected by our board of directors shall serve until the next annual meeting of our stockholders, even if the term of the class to which the director was elected does not expire at that annual meeting of stockholders.

Any director or the entire board may be removed with cause by the vote of the holders of a majority of the outstanding shares of common stock at a special meeting of the stockholders called for the purpose of removing him or them. Unless otherwise determined by the unanimous vote of either our board of directors or of the committee thereof charged with nominating directors, no individual will be proposed as a nominee for election as a director if he or she would be age 70 or older at the time of the election, except that such age will be 75 for directors who were first elected prior to the 2003 annual meeting of stockholders of the Company.
Additionally, our charter and Maryland law provide that if stockholders of any class of our capital stock are entitled separately to elect one or more directors, such directors may not be removed except by the affirmative vote of a majority of all of the shares of such class or series entitled to vote for such directors.
Limitation of Liability
Our charter provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors and officers, none of our directors or officers shall be liable to us or our stockholders for money damages. Under Maryland law, the effect of our charter provision will be that our directors and officers will not be liable to us or our stockholders for money damages, except to the extent of an improper benefit actually received by them or a finding of active and deliberate dishonesty on their part.
Indemnification of Directors and Officers
Our charter and bylaws require us to indemnify our directors, officers, employees and agents to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to, or at the request of, the corporation, unless it is established that:

•
the act or omission of the indemnified party was material to the matter giving rise to the proceeding and the act or omission was committed in bad faith or was the result of active and deliberate dishonesty; or

•	the indemnified party actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

Indemnification is mandatory if the indemnified party has been successful on the merits or otherwise in the defense of any proceeding, or of any claim, issue or matter in the proceeding, unless such indemnification is not otherwise permitted as provided in the preceding sentence. In addition to the foregoing, a court of competent jurisdiction, under certain circumstances, may order indemnification if it determines that the indemnified party is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. An indemnified party may not be indemnified if the proceeding was an action by or in the right of the Company and the indemnified party was adjudged to be liable to the Company, or the indemnified party was adjudged to be liable on the basis that he received an improper personal benefit.
Reasonable expenses incurred by an indemnified party may be paid or reimbursed by the Company in advance of the final disposition of the proceeding if the indemnified party provides the Company with a written affirmation of the indemnified party's good faith belief that the requisite standard of conduct has been met and that the expenses will be repaid if it is ultimately determined that the standard of conduct has not been met.
Our board of directors approved a form of indemnification agreement for our officers and directors. The rights of an indemnitee under that indemnification agreement complement any rights such an indemnitee may already have under our charter or bylaws, under Maryland law or otherwise. This indemnification agreement requires us to indemnify and advance expenses and costs incurred by an indemnitee in connection with any claims, suits or proceedings arising as a result of the indemnitee's service as our officer or director.

Amendment
Subject to the rights of any shares of preferred stock outstanding from time to time (including the rights of the Series A preferred stock and the Series C preferred stock), our charter may be amended by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote on the matter after the directors have adopted a resolution approving the amendment and submitted the amendment to the stockholders at either an annual or special meeting for approval by the stockholders; provided, that our charter provision providing for the classification of our board of directors into three classes may not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of our board of directors and the affirmative vote of holders of 75% of the outstanding shares of capital stock entitled to vote on that matter. The provisions relating to restrictions on transfer, designation of shares-in-trust, shares-in-trust and ownership of the lessee may not be amended, altered, changed or repealed without the affirmative vote of a majority of the members of our board of directors and approved by an affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our stock entitled to vote on that matter. Similarly, we may not take any action to cause us not to qualify as a REIT or to revoke our election to be taxed as a REIT without the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our stock entitled to vote on the matter.
Operations
We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.
Maryland Anti-takeover Statutes
Under the Maryland General Corporation Law, the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and (i) any person who beneficially owns 10% or more of the voting power of the outstanding voting stock of the corporation, (ii) an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation, or an Interested Stockholder, or (iii) an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any “business combination” must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation voting together as a single group and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than voting shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, voting together as a single group unless, among other conditions, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations of a corporation (i) that are, with specifically identified or unidentified existing or future Interested Stockholders, approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder, or (ii) if the stockholders of the corporation adopt a charter amendment electing not to be governed by the business combination statute by a vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together in a single group, and two-thirds of the votes entitled to be cast by persons (if any) who are not Interested Stockholders or affiliates thereof voting together as a single group, provided that the charter amendment may not be effective for 18 months after the vote and may not apply to a business combination with any person who became an Interested Stockholder on or before the date of the vote. Our charter has exempted from these provisions of the MGCL, any business combination involving the chairman of our board, or any present or future affiliates, associates or other persons acting in concert or as a group with our chairman of the board. These provisions of the MGCL could discourage offers to acquire our stock and could increase the difficulty of completing an offer.
Sections 3-701 et seq. of the MGCL, or the Control Share Statute, provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiring person, or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by that person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. Voting rights will not be denied to “control shares” if the acquisition of such shares, as to specifically identified or unidentified future or existing stockholders or their affiliates, has been approved in the charter or bylaws of the corporation prior to the acquisition of such shares.
A person who has made, or proposes to make, a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition. Certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.
The Maryland Control Share Statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by a provision contained in the corporation's charter or bylaws prior to the acquisition.
Our charter contains a provision exempting any and all acquisitions of shares of our stock from the Control Share Statute. There can be no assurance that this provision will not be amended or eliminated in the future. If the foregoing exemption in the charter is amended, the Control Share Statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offer.
Maryland law also provides that a Maryland corporation that is subject to the Exchange Act and has at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation's charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into the applicable statutory provisions and notwithstanding the charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	reserve for itself the right to fix the number of directors;

•	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote; and

•	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director.

In addition, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. We are not prohibited from implementing any or all of the statute. If implemented, these provisions could discourage offers to acquire our stock and could increase the difficulty of completing an offer.

PARTNERSHIP AGREEMENT
The following summary of the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, or the Partnership Agreement, and the descriptions of certain provisions thereof set forth in this prospectus, are qualified in their entirety by reference to the Partnership Agreement, which is an exhibit to the registration statement of which this prospectus is a part.
Management
FelCor LP is a limited partnership organized under the laws of the State of Delaware and was formed pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, FelCor, as the sole general partner of FelCor LP, has full, exclusive and complete responsibility and discretion in the management and control of FelCor LP, and the limited partners of FelCor LP, or the Limited Partners, have no authority to transact business for, or participate in the management activities or decisions of, FelCor LP. Any amendment to the Partnership Agreement that would, however,

•	affect the Redemption Rights described under “-Redemption Rights” below;

•	adversely affect the Limited Partners' rights to receive cash distributions;

•	alter FelCor LP's allocations of income; or

•	impose on the Limited Partners any obligations to make additional contributions to the capital of FelCor LP, requires the consent of Limited Partners holding at least a majority of the Units.
Transferability of Interests
FelCor may not voluntarily withdraw from FelCor LP or transfer or assign its interest in FelCor LP unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their redemption rights immediately prior to such transaction, or unless the successor to FelCor contributes substantially all of its assets to FelCor LP in return for an interest in FelCor LP. The Limited Partners may not transfer their interests in FelCor LP without the consent of FelCor, which FelCor may withhold in its sole discretion. FelCor may not consent to any transfer that would cause FelCor LP to be treated as a separate corporation for federal income tax purposes.
Capital Contributions
FelCor and the original Limited Partners contributed cash and certain interests in FelCor's six initial hotels to FelCor LP in connection with FelCor's initial public offering of common stock in 1994, or the IPO. Subsequently, FelCor LP issued additional Units in exchange for cash contributions and for interests in additional hotels. FelCor will contribute all of the net proceeds from the sale of capital stock to FelCor LP in exchange for additional Units having distribution, liquidation and conversion provisions substantially identical to the capital stock so offered by FelCor. As required by the Partnership Agreement, immediately prior to a capital contribution by FelCor, the Partners' capital accounts and the Carrying Value (as that term is defined in Partnership Agreement) of FelCor LP property shall be adjusted to reflect the unrealized gain or unrealized loss attributable to FelCor LP property as if such items had actually been recognized immediately prior to such issuance and had been allocated to the Partners at such time.
The Partnership Agreement provides that if FelCor LP requires additional funds at any time or from time to time in excess of funds available to FelCor LP from borrowing or capital contributions, FelCor may borrow such funds from a financial institution or other lender and lend such funds to FelCor LP on the same terms and conditions as are applicable to FelCor's borrowing of such funds. As an alternative to borrowing funds required by FelCor LP, FelCor may contribute the amount of such required funds as an additional capital contribution to FelCor LP. If FelCor so contributes additional capital to FelCor LP, FelCor will receive additional Units.

Redemption Rights
Pursuant to the Partnership Agreement, the Limited Partners are entitled to certain rights of redemption, or Redemption Rights, which enable them to cause FelCor to redeem their interests in FelCor LP (subject to certain restrictions) in exchange for shares of common stock of FelCor, cash or a combination thereof, at the election of FelCor. The Redemption Rights may not be exercised if the issuance of shares of common stock by FelCor, as general partner, for any part of the interest in FelCor LP sought to be redeemed would:

•	result in any person violating the Ownership Limit contained in FelCor's charter;

•	cause FelCor to be “closely held” within the meaning of the Code;

•	cause FelCor to be treated as owning 10% or more of the lessee or any sublessee within the meaning of the Code; or

•	otherwise cause FelCor to fail to qualify as a REIT.
In any case, FelCor LP or FelCor (as the case may be) may elect, in its sole and absolute discretion, to pay the redemption amount in cash. The Redemption Rights may be exercised by the Limited Partners, in whole or in part (in either case, subject to the above restrictions), at any time or from time to time, following the satisfaction of any applicable holding period requirements. At June 30, 2011, the aggregate number of shares of common stock issuable upon exercise of the Redemption Rights by the Limited Partners, other than by us, was 640,160. The number of shares issuable upon the exercise of the Redemption Rights will be adjusted upon the occurrence of stock splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of FelCor.
Registration Rights
The Limited Partners have, or will have, certain rights to the registration for resale of any shares of common stock of FelCor held by them or received by them upon redemption of their Units. Such rights include piggyback rights and the right to include such shares in a registration statement. In connection therewith, FelCor has filed, or will file, and caused, or will cause, to become effective a registration statement relating to the resale of shares issued upon redemption of certain outstanding Units. FelCor is required to bear the costs of such registration statements, exclusive of underwriting discounts, commissions and certain other costs attributable to, and to be borne by, the selling stockholders.
Tax Matters
Pursuant to the Partnership Agreement, FelCor is the tax matters partner of FelCor LP and, as such, has authority to make tax elections under the Code on behalf of FelCor LP.
Profit and loss of FelCor LP generally are allocated among the partners in accordance with their respective interests in FelCor LP based on the number of Units held by the partners.
Operations
The Partnership Agreement requires that FelCor LP be operated in a manner that enables FelCor to satisfy the requirements for being classified as a REIT and to avoid any federal income tax liability.

Distributions
The Partnership Agreement provides that FelCor LP will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of FelCor LP's property in connection with the liquidation of FelCor LP) quarterly, in amounts determined by FelCor in its sole discretion, to the partners in accordance with their respective percentage interests in FelCor LP. Upon liquidation of FelCor LP, after payment of, or adequate provision for, debts and obligations of FelCor LP, including any partner loans, any remaining assets of FelCor LP will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If any partner, including FelCor, has a negative balance in its capital account following a liquidation of FelCor LP, it will be obligated to contribute cash to FelCor LP equal to the negative balance in its capital account.
Term
FelCor LP will continue in perpetuity or until sooner dissolved upon:

•	the bankruptcy, dissolution or withdrawal of FelCor as general partner (unless the Limited Partners elect to continue FelCor LP);

•	the sale or other disposition of all or substantially all the assets of FelCor LP;

•	the redemption of all limited partnership interests in FelCor LP (other than those held by FelCor, if any); or

•	the election by general partner.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material federal income tax considerations that may be relevant to you as a prospective holder of our securities. Because this section is a summary, it does not address all of the tax issues that may be important to you in light of your personal investment or tax circumstances. In addition, this section does not address the tax issues that may be important to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as insurance companies, partnerships or other pass-through entities, expatriates, taxpayers subject to the alternative minimum tax, tax-exempt organizations, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, estates and trusts. This discussion applies only to persons who purchase securities described in this prospectus and who hold such securities as capital assets for U.S. federal income tax purposes.
The statements of law in this discussion are based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, any of which may take effect retroactively, will not affect the accuracy of any statements in this discussion.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE CONSTRUED AS TAX ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF INVESTING IN THE SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH INVESTMENT AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Our Taxation
We are currently taxed as a REIT under the federal income tax laws. We elected to be taxed as a REIT under the federal income tax laws beginning with our short taxable year ended December 31, 1994. We believe that since our election to be a REIT we have operated in such a manner as to qualify for taxation as a REIT, and we intend to continue to operate in such a manner, but no assurance can be given that we will continue to qualify as a REIT under the Code. This section discusses the laws governing the federal income tax treatment of a REIT and holders of its securities. These laws are highly technical and complex.
Our qualification as a REIT depends on our ability to meet on a continuing basis qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our taxable income that we distribute. We describe the REIT qualification tests in more detail below. For a discussion of the federal income tax consequences of our failure to qualify as a REIT to qualify as a REIT, see “-Requirements for Qualification-Failure to Qualify.”
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that we avoid the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. We will, however, be subject to federal tax in the following circumstances:

•
We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	Under certain circumstances we may be subject to the “alternative minimum tax” on items of tax preference that we do not distribute or allocate to our stockholders.

•
We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure, (“foreclosure property”), that we hold primarily for sale to customers in the ordinary course of our business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of our business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “-Requirements for Qualification-Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the greater of the amount by which we fail the 75% gross income test or the amount by which 95% of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
In the event of a more than de minimis failure of any of the asset tests as described below under “-Requirements for Qualification-Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we discovered the failure of the asset test and we provide a schedule of the disqualifying assets to the Internal Revenue Service, we will pay a tax equal to the greater of (1) $50,000, or (2) the amount determined by multiplying the highest rate of income tax for corporations (currently 35%) by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset test or tests.

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If we fail to satisfy one or more requirements for REIT qualification during a taxable year, other than a gross income test or an asset test, and continue to qualify as a REIT because we meet other requirements, we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of this required distribution over the amount we actually distributed.

•	We will incur a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm's-length basis.

•	We may elect to retain and pay income tax on our net long-term capital gain.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation's basis in the asset or another asset we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the ten-year period after we acquire such asset, provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is generally the lesser of (1) the amount of gain that we recognize at the time of the sale or disposition of the asset and (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset. Accordingly, any gain we recognize on the disposition of any such asset during the ten-year period beginning on the date of acquiring the asset, to the extent of such asset's “built-in gain,” will be subject to tax at the highest regular corporate rate.

Requirements for Qualification
A REIT is a corporation, trust, or association that meets the following requirements:

1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificates;

6.
no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include certain entities, during the last half of any taxable year;

7.
it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets, and the amount of its distributions.
We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. In addition, for purposes of applying requirement 6, a look-through rule applies so that generally shares of our capital stock that are held by a corporation, partnership, estate or trust (except as summarized above) will be considered owned proportionately by their respective shareholders, partners or beneficiaries.
We have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of the charter restricting the ownership and transfer of our stock are described in “Certain Charter, Bylaw and Statutory Provisions” on page 40.
A corporation that is a “qualified REIT subsidiary” (i.e., a corporation that is 100% owned by a REIT with respect to which no taxable REIT subsidiary (TRS election has been made) is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the parent REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
In the case of a REIT that is a partner in a partnership, in general, the REIT is treated as owning its proportionate share (based on capital interests) of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of gross income of FelCor LP and of any other partnership or joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we own, or will acquire an interest, directly or indirectly (together, the “Subsidiary Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
A REIT may own up to 100% of the stock of a TRS. A TRS can lease hotels from its parent REIT as long as it engages an “eligible independent contractor” to manage and operate the hotels. In addition, a TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS by jointly filing Form 8875 with the IRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a

TRS. A TRS will pay tax at regular corporate rates on any income that it earns. In addition, special rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We hold ownership interests in several TRSs through FelCor LP.
Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on and gain from the sale of shares in other REITs;

•	gain from the sale of certain real estate assets;

•	income and gain derived from qualifying “foreclosure property”; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of (1) income that is qualifying income for purposes of the 75% gross income test, (2) other types of dividends and interest, (3) gain from the sale or disposition of stock or securities, or (4) any combination of the foregoing. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of our business is excluded from both income tests.
In addition, if we enter into a transaction in the normal course of our business primarily to manage risk of interest rate, price changes or currency fluctuations with respect to any item of income or gain that would be qualified income under the 75% or 95% gross income tests (or any property which generates such qualified income or gain), including gain from the termination of such a transaction, and we properly identify the “hedges” as required by the Code and Treasury regulations, the income from the transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. In addition, our gross income, for purposes of the 75% and 95% gross income tests, will not include any of our gross income from properly identified “hedges”, including any gain from the sale or disposition of such a transaction, to the extent the transaction hedges any indebtedness incurred (or to be incurred) by us to acquire or carry real estate assets. If we have any foreign currency gain, certain “real estate foreign exchange gain” is excluded from both gross income tests. In addition, if we have any foreign currency gain, certain “passive foreign exchange gain” is excluded from our gross income for purposes of the 95% gross income test (but is included in our gross income and treated as non-qualifying income to the extent such gain is not also considered “real estate foreign exchange gain” for purposes of the 75% gross income test). If we acquire any “qualified business unit” that remits certain foreign currency gain to us, such gain will not be included in our gross income for purposes of the 75% or 95% gross income tests. Provided that, if we become dealers or regular traders in securities, any foreign currency gain will be gross income to us that doesn't qualify under either gross income test.
The following paragraphs discuss the specific application of the gross income tests to us.

Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of gross receipts or gross sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS leasing a hotel, such TRS may not directly or indirectly operate or manage the related hotel. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified lodging facilities for any person unrelated to us and the TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.”

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Finally, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue, and who does not, directly or through its shareholders, own more than 35% of our shares of capital stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

Pursuant to percentage leases, our lessees lease from FelCor LP and the Subsidiary Partnerships the land, buildings, improvements, furnishings and equipment comprising our hotels, for terms of five to ten years, with options to renew for total terms, including the initial term, of not more than 15 years. The percentage leases provide that the lessees are obligated to pay to FelCor LP and the Subsidiary Partnerships (1) the greater of a minimum base rent or percentage rent and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by gross room or suite revenues, and food and beverage revenues and rent for each of our hotels. Both base rent and the thresholds in the percentage rent formulas are adjusted for inflation. Base rent and percentage rent accrue and are due monthly.
In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

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the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

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the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract (or a partnership agreement) will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

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the service recipient has a significant economic or possessory interest in the property, or whether the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.
Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.
We believe that the percentage leases will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

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FelCor LP and the Subsidiary Partnerships, on the one hand, and the lessees, on the other hand, intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the lessees have the right to the exclusive possession, use and quiet enjoyment of our hotels during the term of the percentage leases;

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the lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of our hotels, other than the cost of maintaining underground utilities, structural elements and capital improvements, and generally dictate how our hotels are operated, maintained, and improved;

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the lessees bear all of the costs and expenses of operating our hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate and personal property taxes and property and casualty insurance premiums;

•	the lessees benefit from any savings in the costs of operating our hotels during the term of the percentage leases;

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the lessees generally have indemnified FelCor LP and the Subsidiary Partnerships against all liabilities imposed on FelCor LP and the Subsidiary Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at our hotels, (2) the lessees' use, management, maintenance or repair of our hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of the lessees, (4) taxes and assessments in respect of our hotels that are the obligations of the lessees, or (5) any breach of the percentage leases or of any sublease of a hotel by the lessees;

•	the lessees are obligated to pay substantial fixed rent for the period of use of our hotels;

•	the lessees stand to incur substantial losses or reap substantial gains depending on how successfully they operate our hotels;

•	FelCor LP and the Subsidiary Partnerships cannot use our hotels concurrently to provide significant services to entities unrelated to the lessees; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of our hotels for the term of the percentage leases.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that FelCor LP and the Subsidiary Partnerships receive from the lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, could lose our REIT status (unless we qualify for relief, as described below under “-Failure to Satisfy Gross Income Tests”).
As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.
More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from our hotels that are established in the percentage leases, and we have represented that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.
Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock or voting power of any corporate lessee (other than a TRS) or 10% or more of the assets or net profits of any non-corporate lessee (a “related party tenant”). The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or assets or net profits of any non-TRS lessee directly. In addition, our charter prohibits transfers of our stock that would cause us to constructively own 10% or more of the ownership interests in a lessee. Those charter provisions will not apply to our indirect ownership of several of our lessees through our TRS because transfers of our stock will not affect our indirect ownership of such lessees, and we will not constructively own stock in such lessees as a result of attribution of stock ownership from our stockholders (although, as noted below, rents received from the TRS generally will not be disqualified as related party rents). Thus, we should never own, actually or constructively, 10% of more of any non-TRS lessee. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee at some future date.
As described above, we may own up to 100% of the stock of a TRS. Rent received by us from a TRS will qualify as “rents from real property” if the TRS engages an “eligible independent contractor” to manage and operate our hotels leased by the TRS. An “eligible independent contractor” must either be, or be related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person who is not related to us or the TRS. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. In addition, we cannot directly or indirectly derive any income from an eligible independent contractor, an eligible independent contractor cannot own 35% or more of our stock, and no more than 35% of an eligible independent contractor's ownership interests can be owned by persons owning 35%

or more of our stock, taking into account applicable constructive ownership rules. We hold ownership interests in several TRSs that lease our hotels. Each of those TRSs has engaged a third-party hotel manager to manage and operate our hotels leased by that TRS. We believe that all of the existing third-party hotel managers of hotels leased by our TRSs qualify as “eligible independent contractors,” and we anticipate that all of the third-party hotel managers that will be retained by our TRSs in the future to manage our hotels leased by the TRSs from us will qualify as “eligible independent contractors.”
We will be subject to a 100% excise tax to the extent that the IRS successfully asserts that the rents received from our TRSs exceed an arm's-length rate. We believe that the terms of the leases that exist between us and our TRSs were negotiated at arm's length and are consistent with the terms of comparable leases in the hotel industry, and that the excise tax on excess rents therefore should not apply. There can be no assurance, however, that the IRS would not challenge the rents paid to us by our TRSs as being excessive, or that a court would not uphold such challenge. In that event, we could owe a tax of 100% on the amount of rents determined to be in excess of an arm's-length rate.
A third requirement for qualification of the rent received by us as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “15% test ratio”). With respect to each hotel, we believe either that the 15% test ratio is 15% or less or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of the 15% test ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus could lose our REIT status.
A fourth requirement for qualification of the rent received by us as “rents from real property” is that, other than within the 1% de minimis exception described above, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an eligible independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we may own up to 100% of the stock of a TRS, and the TRS may provide customary and noncustomary services to our tenants without tainting our rental income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because FelCor LP and the Subsidiary Partnerships do not perform any services other than customary ones for the lessees (other than within the 1% de minimis exception or through a TRS). Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform impermissible noncustomary services with respect to the tenant of the property.
If a portion of the rent received by us from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we could lose our REIT status. In addition, if the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) we own, actually or constructively, 10% or more of a non-TRS lessee, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate our hotels, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we also could lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.
In addition to the rent, the lessees are required to pay to FelCor LP and the Subsidiary Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the FelCor LP and the Subsidiary Partnerships are obligated to pay to third parties such as a lessee's proportionate share of a property's operational or capital expenses, or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

Interest
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including any foreign currency gain or loss, if any, included in such net income) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our or FelCor LP's assets is held for sale to customers and that a sale of any such asset would not be in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets are held primarily for sale to customers and that a sale of any such assets would not be in the ordinary course of the owning entity's business. We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we or FelCor LP will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, income from qualified foreclosure property will be included in our gross income for purposes of the 75% and 95% gross income tests and the gain from the sale of such qualified foreclosure property should be exempt from the 100% tax on prohibited transactions. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

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which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if (1) a lessee defaults on its obligations under a percentage lease, (2) we terminate the lessee's leasehold interest, and (3) we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions
From time to time, we or FelCor LP may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate, commodity or currency swaps, caps, and floors, options to purchase such items, and futures and forward contracts. A “hedging transaction” means any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate or price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets.
If we enter into a transaction in the normal course of our business primarily to manage risk of interest rate changes, price changes, or currency fluctuations with respect to any item of income or gain that would be qualified income under the 75% or 95% gross income tests (or any property which generates such qualified income or gain), including gain from the termination of such a transaction, and we properly identify the “hedges” as required by the Code and Treasury regulations, the income from the transaction will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. In addition, our gross income, for purposes of the 75% (after July 30, 2008) and 95% gross income tests, will not include any of our gross income from properly identified “hedges”, including any gain from the sale or disposition of such a transaction, to the extent the transaction hedges any indebtedness incurred (or to be incurred) by us to acquire or carry real estate assets.
We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect, and

•
following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% and 95% gross income tests is set forth in a schedule for such taxable year and filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “-Our Taxation,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and certain foreign currency;

•	government securities;

•	real property and interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer's outstanding securities.
Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.
For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own, directly or indirectly, more than 50% of the voting power or value of the stock, hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

-
a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

-	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	any loan to an individual or an estate;

•	any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	any obligation to pay “rents from real property”;

•	certain securities issued by governmental entities;

•	any security issued by a REIT;

•	any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership; or

•
any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “- Requirements for Qualification-Income Tests.”

If we failed to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter, and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets or because of a change in the foreign currency exchange rates used to value any foreign assets, and, in either case, was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
If we fail to satisfy the 5% asset test or the 10% vote or value test for a particular quarter and do not correct it within the 30-day period described in the prior sentence, we will not lose our REIT status if the failure is due to the ownership of assets, the total value of which does not exceed the lesser of (i) 1% of the total value of our assets at the end of the quarter for which such measurement is done or (ii) $10,000,000; provided in either case that, we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or such other time period prescribed by the Treasury), or otherwise meet the requirements of those rules by the end of such time period. In addition, if we fail to meet any asset test for a particular quarter, other than a de minimis failure described in the preceding sentence, we still will be deemed to have satisfied the requirements if: (1) following our identification of the failure, we file a schedule with a description of each asset that caused the failure in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not willful neglect; (3) we dispose of the assets within 6 months after the last day of the quarter in which the identification occurred (or such other time period prescribed by the Treasury) or the requirements of the rules are otherwise met within such period; and (4) we pay a tax on the failure which is the greater of $50,000 or the amount determined by multiplying the highest rate of income tax for corporations (currently 35%) by the net income generated by the assets for the period beginning on the first date of the failure and ending on the date we have disposed of the assets or otherwise satisfy the requirements.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•
the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.
We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year, pay the distribution on or before the first regular dividend payment date after such declaration and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.
We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for such year; and

•	any undistributed taxable income from prior periods,
we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends in order to raise sufficient cash to satisfy the distribution requirement.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We have complied, and we intend to continue to comply, with such requirements.
Failure to Qualify
If we failed to qualify as a REIT in any taxable year for which the statute of limitations remains open, and no relief provision applied, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as dividend income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “-Income Tests” and “-Asset Tests.”
State and Local Taxes
We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in those jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon your investment in our securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters' compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other brokerdealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At-the-Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415 (a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with Financial Regulatory Authority, or FINRA, guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus or any applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas. In addition, the description of federal income tax consequences contained in the prospectus under the caption “Certain U.S. Federal Income Tax Considerations” is based upon an opinion of Akin Gump Strauss Hauer & Feld LLP, Dallas, Texas.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus by reference to FelCor Lodging Trust Incorporated's Current Report on Form 8-K/A dated August 30, 2011, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the year ended December 31, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are made available on our website, free of charge, under the “SEC Filings” tab on our “Investor Relations” page, as soon as practicable following their filing. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, or the Securities Act, relating to the securities that may be offered by this prospectus. The registration statement, including the exhibits and schedules attached to the registration statement, contains additional relevant information about us. The rules and regulations promulgated by the SEC allow us to omit specified information included in the registration statement from this prospectus. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits and schedules filed with it at the locations listed in the previous paragraph.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information.
We incorporate by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and our finances.

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 24, 2011;

2.	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the SEC on May 4, 2011;

3.	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the SEC on August 2, 2011;

4.	Current Report on Form 8-K, filed with the SEC on March 7, 2011;

5.	Current Report on Form 8-K, filed with the SEC on April 4, 2011;

6.	Current Report on Form 8-K, filed with the SEC on April 26, 2011;

7.	Current Report on Form 8-K, filed with the SEC on May 27, 2011;

8.	Current Report on Form 8-K, filed with the SEC on June 2, 2011;

9.	Current Report on Form 8-K/A, filed with the SEC on August 30, 2011; and

10.
Description of our common stock, $1.95 Series A Cumulative Convertible Preferred Stock and 8% Series C Cumulative Redeemable Preferred Stock contained in our registration statements on Form 8-A, including any amendments or reports filed for the purpose of updating their descriptions.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or Exchange Act, after the date of this prospectus and prior to the termination of the offering of securities covered by this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of that document. Any statement contained in this prospectus, or in any document incorporated or deemed incorporated by reference in this prospectus, shall be deemed to modify or supersede, for purposes of this prospectus, to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and phone number: FelCor Lodging Trust Incorporated, 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062, Attention: Investor Relations, telephone (972) 444-4900, or by e-mail at information@felcor.com.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Common Stock, Preferred Stock,
Depositary Shares and Warrants

TABLE OF CONTENTS

PROSPECTUS

FELCOR LODGING TRUST INCORPORATED

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the approximate amount of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered.

SEC Registration Fee	*
Legal Fees and Expenses	**
Independent Public Accounting Firm Fees and Expenses	**
Printing Fees	**
Miscellaneous	**
Total	**

*	Omitted because the registration fee is being deferred in reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The charter of the Company limits the liability of the Company's directors and officers to the Company and its stockholders for money damages to the fullest extent permitted, from time to time, by the laws of the State of Maryland. The Maryland General Corporation Law, or MGCL, authorizes Maryland corporations to limit the liability of directors and officers to the corporation and its stockholders for money damages, except to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit actually received or to the extent that a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Company's charter also provides for the indemnification of, and advance of expenses on behalf of, directors and officers, among others, to the fullest extent permitted by Maryland law. The MGCL authorizes Maryland corporations to indemnify present and past directors and officers of the corporation or of another corporation for which they serve at the request of the corporation against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) actually incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in respect of which the person is adjudicated to be liable to the corporation), in which they are made parties by reason of being, or having been, directors or officers, unless it is proved that (i) the act or omission of the person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the person actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. The MGCL also provides that, unless limited by the corporation's charter, a corporation shall indemnify present and past directors and officers of the corporation who are successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding. The Company's charter does not limit the extent of this indemnity.

An indemnification agreement has been entered into between the Company and (1) each of the directors of the Company; and (2) each Executive Vice President and certain Senior Vice Presidents of the Company (each, an “Indemnitee”). The rights of an Indemnitee under the Indemnification Agreement complement any rights the Indemnitee may already have under FelCor's charter or bylaws, under Maryland law or otherwise. The Indemnification Agreement requires the Company to indemnify and advance expenses and costs incurred by the Indemnitee in connection with any claims, suits or proceedings arising as a result of the Indemnitee's service as an officer or director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

    The Company may purchase director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above. The MGCL authorizes Maryland corporations to purchase and maintain insurance for former or existing directors or officers of the corporation against any liability assessed against, and incurred, by persons in that capacity or arising out of that person's position, whether or not the corporation would have the power to indemnify against liability under the MGCL. The Company's charter does not limit this authority to obtain insurance.

Item 16. Exhibits

(a)	Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit

1.1*	Form of Common Stock Underwriting Agreement.

1.2*	Form of Preferred Stock Underwriting Agreement.

1.3*	Form of Depositary Share Underwriting Agreement.

1.4*	Form of Warrants Underwriting Agreement.

4.1
Articles of Amendment and Restatement dated June 22, 1995, amending and restating the Charter of FelCor Lodging Trust Incorporated (“FelCor”), as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996, Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16, 1997, Articles of Amendment dated October 30, 1997, Articles Supplementary filed May 6, 1998, Articles of Merger and Articles of Amendment dated July 27, 1998, Certificate of Correction dated March 11, 1999, Certificate of Correction to the Articles of Merger between FelCor and Bristol Hotel Company, dated August 30, 1999, Articles Supplementary, dated April 1, 2002, Certificate of Correction, dated March 29, 2004, to Articles Supplementary filed May 2, 1996, Articles Supplementary filed April 2, 2004, Articles Supplementary filed August 20, 2004, Articles Supplementary filed April 6, 2005, and Articles Supplementary filed August 29, 2005 (filed as Exhibit 4.1 to FelCor's Registration Statement on Form S-3 (Registration No. 333-128862) and incorporated herein by reference).

Exhibit Number	Description of Exhibit

4.2	Amended and Restated Bylaws of FelCor Lodging Trust Incorporated (filed as Exhibit 3.1 to FelCor's Current Report on Form 8-K dated November 12, 2010 and incorporated herein by reference).

4.3	Form of Share Certificate for Common Stock (filed as Exhibit 4.1 to FelCor's Form 10-Q for the quarter ended June 30, 1996, and incorporated herein by reference).

4.4
Form of Share Certificate for $1.95 Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.4 to FelCor's Current Report on Form 8-K dated May 1, 1996, and incorporated herein by reference).

4.5
Form of Share Certificate for 8% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 4.10.1 to FelCor's Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.6.1
Deposit Agreement, dated April 7, 2005, between FelCor and SunTrust Bank, as preferred share depositary (filed as Exhibit 4.11.1 to FelCor's Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.6.2
Supplement and Amendment to Deposit Agreement, dated August 30, 2005, between the Company and SunTrust Bank, as depositary(filed as Exhibit 4.11.2 to FelCor's Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference).

4.7
Form of Depositary Receipt evidencing the Depositary Shares, which represent the 8% Series C Cumulative Redeemable Preferred Stock (filed as Exhibit 4.12.1 to FelCor's Current Report on Form 8-K filed April 11, 2005, and incorporated herein by reference)..

5.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

8.1**	Opinion of Akin Gump Strauss Hauer & Feld LLP.

12.1**	Computation of ratio of earnings to fixed charges and preferred stock dividends.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

23.2**	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature page).
_______

*	To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
**    Filed herewith.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 31st day of August, 2011.

FELCOR LODGING TRUST INCORPORATED
a Maryland corporation

By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

S-1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Richard A. Smith and Jonathan H. Yellen, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this registration statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he or she might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/Thomas J. Corcoran, Jr.	Chairman of the Board and	August 31, 2011
Thomas J. Corcoran, Jr.	Director

/s/Richard A. Smith	President, Chief Executive	August 31, 2011
Richard A. Smith	Officer and Director

/s/Andrew J. Welch	Executive Vice President and Chief	August 31, 2011
Andrew J. Welch	Financial Officer

/s/Lester C. Johnson	Senior Vice President and Chief	August 31, 2011
Lester C. Johnson	Accounting Officer

/s/Melinda J. Bush	Director	August 31, 2011
Melinda J. Bush

/s/Glenn A. Carlin	Director	August 31, 2011
Glenn A. Carlin

Director
Robert F. Cotter

/s/Christopher J. Hartung	Director	August 31, 2011
Christopher J. Hartung

S-2

/s/Thomas C. Hendrick	Director	August 31, 2011
Thomas C. Hendrick

/s/Charles A. Ledsinger, Jr.	Director	August 31, 2011
Charles A. Ledsinger, Jr.

Director
Robert H. Lutz, Jr.

/s/Robert A. Mathewson	Director	August 31, 2011
Robert A. Mathewson

/s/Mark D. Rozells	Director	August 31, 2011
Mark D. Rozells

/s/Brian Strickland	Director	August 31, 2011
Brian Strickland

S-3